                                                                     EXHIBIT 4.6

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                        CAPSTONE CAPITAL CORPORATION



                                     TO



                      AMSOUTH BANK OF ALABAMA, Trustee



                            ____________________




                        First Supplemental Indenture



                         Dated as of March 14, 1997

                   $65,000,000 Aggregate Principal Amount
                of 6.55% Convertible Subordinated Debentures
                                  due 2002


                            ____________________




                        SUBORDINATED DEBT SECURITIES

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


        FIRST SUPPLEMENTAL INDENTURE, dated as of March 14, 1997 (the "First Supplemental Indenture"), between CAPSTONE CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at 1000 Urban Center Drive, Suite 630, Birmingham, Alabama 35242, and AMSOUTH BANK OF ALABAMA, an Alabama banking corporation, as Trustee (herein called the "Trustee").

        WHEREAS, the Company has executed and delivered the Indenture dated as of March 14, 1997 (the "Base Indenture") to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures, notes or other evidences of indebtedness (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, as may thereafter be supplemented;

        WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.55% Convertible Subordinated Debentures due 2002 (the "Debentures"), the terms, provisions and conditions of such Debentures and the form thereof to be set forth as provided in the Base Indenture as supplemented by this First Supplemental Indenture;

        WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of holders of Securities for, among other things, the purpose of establishing the forms and terms of securities of any series as permitted by Sections 201 and 301 thereof and to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities to be issued thereunder; and

        WHEREAS, all things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company and to make this First Supplemental Indenture a valid and binding supplemental indenture and agreement according to its terms, have been done;

        NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the holders thereof, and for the purpose of setting forth the terms, provisions and conditions of the Debentures and the form thereof, the Company covenants and agrees with the Trustee as follows:


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                                 ARTICLE ONE

                                 DEFINITIONS

SECTION 101.     DEFINITION OF TERMS.

         Unless the context otherwise requires:

        (a) references herein to the Indenture shall mean the Base Indenture as supplemented by this First Supplemental Indenture;

        (b) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

        (c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

        (d)     the singular includes the plural and vice versa; and

        (e) headings are for convenience of reference only and do not affect interpretation.

        "Accreted Value" with respect to a Debenture in connection with a Change of Control means the Issue Price of such Debenture plus accrued Original Issue Discount on such Debenture to the date of such Change of Control.

        "Base Indenture" has the meaning set forth in the recitals above.

        "Blockage Period" has the meaning specified in Section 904 hereof.

        "Blockage Termination Event" has the meaning specified in Section 904 hereof.

        "Change of Control" has the meaning specified in Section 706 hereof.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means the Person named as the "Company" in the first paragraph of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

        "Conversion Rate" has the meaning specified in Section 501 hereof.

        "Debentures" has the meaning set forth in the recitals above.

        "Events of Default" with respect to the Debentures has the meaning specified in Section 801 hereof.

        "First Supplemental Indenture" has the meaning set forth in the recitals above.

        "Indenture" means the Base Indenture as supplemented by this First Supplemental Indenture, as the same may from time to time be supplemented or amended by one or more supplemental indentures thereto, including for all purposes, the provisions of the Trust Indenture Act deemed to be a part thereof.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

        "Issue Price" means $903.00 per $1,000 principal amount of Debentures, which represents Original Issue Discount of 9.70% from the principal amount thereof payable at its Stated Maturity.

        "Original Issue Discount" means $97.00 per $1,000 principal amount of Debentures, representing the excess of the principal amount per Debenture payable at its Stated Maturity over the Issue Price per Debenture.

        "Regular Record Date," for the interest payable on any Interest Payment Date, means the February 28 or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "REIT" means a real estate investment trust under Section 856 through 859 of the Code.

        "Repurchase Event" has the meaning specified in Section 706 hereof.

        "Repurchase Price" has the meaning specified in Section 701 hereof.

        "Repurchase Date" has the meaning specified in Section 701 hereof.

        "Securities" has the meaning set forth in the recitals above.

        "Senior Non-Payment Default" has the meaning specified in Section 904 hereof.

        "Senior Payment Default" has the meaning specified in Section 904 hereof.

        "Trustee" means the Person named as "Trustee" in the first paragraph of this First Supplemental Indenture until a successor Trustee with respect to the Debentures shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Person.

         "Yield to Maturity" means 9.00% per annum.

         Certain terms used in Article Five hereof are defined therein.


                                 ARTICLE TWO

                               THE DEBENTURES

SECTION 201.     TITLE AND TERMS.

        The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture is limited to $74,750,000 (including $9,750,000 aggregate principal amount of Debentures that may be sold to the Underwriters by the Company upon exercise of the over-allotment option granted pursuant to the Underwriting Agreement dated March 10, 1997 between the Company and the Underwriters referred to therein), except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 304, 305, 306 or 906 of the Base Indenture or Section 608 of this First Supplemental Indenture and except for any Debentures which, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture.

        The Debentures shall be known and designated as the "6.55% Convertible Subordinated Debentures due 2002" of the Company. The Stated Maturity of the Debentures shall be March 14, 2002 and the Debentures (including Debentures issued upon any exercise of the over-allotment option referred to in the immediately preceding paragraph) shall bear interest at the rate of 6.55% per annum, from the date of original issuance of Debentures pursuant to the Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 14 and September 14, commencing September 14, 1997, until the principal thereof is paid or made available for payment. The Debentures are Original Issue Discount Securities within the meaning of the Indenture and will be issued at an Original Issue Discount (the excess of the principal amount of the Debentures payable at their Stated Maturity over the Issue Price) of 9.70% from the principal amount thereof payable at Stated Maturity. The rate of interest on the Debentures and accrual of such Original Issue Discount represent a Yield to Maturity, compounded semi-annually, of 9.00% per annum. Each Debenture shall be dated the date of its authentication, except that Debentures issued upon any exercise of the over-allotment option referred to in the immediately preceding paragraph shall be dated the date which is the same as the date of original issuance of Debentures pursuant to the Indenture (notwithstanding anything to the contrary provided for in Section 303 of the Base Indenture).

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


        The principal of and premium, if any, and interest on the Debentures shall be payable, and the conversion and transfer of Debentures may be registered, at the office or agency of the Company or the Trustee maintained for that purpose in New York, New York and at any other office or agency maintained by the Company or the Trustee for such purpose. Principal of and premium, if any, and interest on Debentures which are Global Securities held of record by the Depositary or its nominee will be payable in same day funds.

        The Debentures shall be subject to the ownership and transfer restrictions set forth in Article Four hereof.

        The Debentures shall be convertible as provided in Article Five hereof (and such Article Five shall supersede Article Fourteen of the Base Indenture with respect to the Debentures).

        The Debentures shall be redeemable at the option of the Company as provided in Article Six hereof (and such Article Six shall supersede Article Eleven of the Base Indenture with respect to the Debentures).

        The Debentures shall be subject to repurchase at the option of the Holder as provided in Article Seven hereof.

        The Debentures shall be subordinated in right of payment to Senior Debt as provided in Article Nine hereof (and such Article Nine shall supersede Article Fifteen of the Base Indenture with respect to the Debentures).

        The Debentures shall not be subject to the defeasance provisions of Article Thirteen of the Base Indenture.

        The Debentures shall not be subject to any sinking fund.

        Remedies with respect to the Debentures shall be as provided in Article Eight hereof (and such Article Eight shall supersede Article Five of the Base Indenture with respect to the Debentures).

        The Debentures shall be substantially in the form provided for by Article Three hereof.

        The last paragraph of Section 307 of the Base Indenture notwithstanding, in the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment
Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or


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


more Predecessor Debentures) is registered at the close of business on such Regular Record Date, provided, however, that Debentures so surrendered for conversion (except Debentures or portions thereof called for redemption) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable.

        Any reference in the Base Indenture to any Section or Article therein which is superseded by any Section or Article contained in this First Supplemental Indenture shall be deemed to refer to such superseding Section or Article contained in this First Supplemental Indenture, to the extent applicable.


                                ARTICLE THREE

                             FORM OF DEBENTURES

SECTION 301.     FORM GENERALLY.

        The Debentures shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or depositary therefor or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution thereof.

SECTION 302.     FORM OF FACE OF DEBENTURE.

                        CAPSTONE CAPITAL CORPORATION

             6.55% Convertible Subordinated Debentures due 2002

No. _____________                                            $______________
                                                     CUSIP No.______________


        CAPSTONE CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ___________________________, or registered assigns, the principal sum of _______________________________ Dollars on March 14,

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


2002, and to pay interest thereon from the date of issue or the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 14 and September 14 in each year, commencing
September 14, 1997, at the rate of 6.55% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 28 or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of and premium, if any, and interest on this Debenture will be payable, and the conversion and transfer of this Debenture may be registered, at the office or agency of the Company or the Trustee maintained for that purpose in New York, New York and at any other office or agency maintained by the Company or the Trustee for such purpose. Principal of and premium, if any, and interest on Debentures which are Global Securities and are held of record by the Depositary or its nominee will be payable in same day funds. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        No stockholder, director, officer, employee or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Debenture by accepting such Debenture waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Debentures.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                   CAPSTONE CAPITAL CORPORATION



                                                   By__________________________


Attest:


_____________________________

SECTION 303.     FORM OF REVERSE OF DEBENTURE.

IF NECESSARY TO EFFECT COMPLIANCE BY THE COMPANY WITH CERTAIN PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THE TRANSFER OF OWNERSHIP OF THE DEBENTURES REPRESENTED BY THIS CERTIFICATE AND THE CONVERSION OF SUCH DEBENTURES INTO SHARES OF COMMON STOCK OF THE COMPANY MAY BE PROHIBITED UPON THE TERMS AND CONDITIONS SET FORTH BELOW AND IN THE INDENTURE AND THE ARTICLES OF INCORPORATION AND BYLAWS OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF SUCH TERMS AND CONDITIONS TO THE REGISTERED HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE. TO ENABLE THE COMPANY TO ENSURE THAT IT COMPLIES WITH THE PROVISIONS OF THE CODE, THE HOLDER OF THE DEBENTURES REPRESENTED BY THIS CERTIFICATE AND ANY PROPOSED TRANSFEREE OF SUCH HOLDER SHALL UPON DEMAND DISCLOSE TO THE COMPANY IN WRITING SUCH INFORMATION AS THE COMPANY MAY DEEM NECESSARY FOR SUCH PURPOSES.

        This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 6.55% Convertible Subordinated Debentures due 2002 (herein called the "Debentures"), limited in aggregate principal amount to $74,750,000 (including Debentures issuable pursuant to the Underwriters' over-allotment option provided for in the Underwriting Agreement dated March 10, 1997 between the Company and the Underwriters referred to therein), issued and to be issued under an Indenture, dated as of March 14, 1997 (as supplemented by the First Supplemental Indenture thereto dated as of March 14, 1997, herein called the "Indenture"), between the Company and AmSouth Bank of Alabama, as trustee (herein called the "Trustee," which term includes



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

any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

        Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled, at his option, at any time on or before the close of business on March 14, 2002, or in case this Debenture or a portion hereof is called for redemption, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day preceding the Redemption Date, to convert this Debenture (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof) into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a Conversion Rate of
39.4754 shares of Common Stock for each $1,000 principal amount of Debentures converted (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at the office or agency of the Company or the Trustee maintained for such purpose in New York, New York, accompanied by written notice to the Company that the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted,the portion hereof to be converted and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date (unless this Debenture or the portion thereof being converted has been called for redemption), also accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Debenture (or any Predecessor Debenture) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the shares of Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Debentures, so that this Debenture, if then outstanding, will be convertible thereafter, during the period this Debenture shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

        The Debentures are subject to redemption upon not less than 30 and not more than 60 days' notice by mail, at any time on or after March 16, 2000, as a whole or in part, at the election of the Company, at the Redemption Prices set forth below, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

        If redeemed during the 12-month period beginning March 14 in the year indicated (March 16, in the case of 2000), the Redemption Price per Debenture shall be:

                    Year                          Redemption Price
                    ----                          ----------------
           2000  . . . . . . . .                       $989.48
           2001  . . . . . . . .                       $994.14

        Notwithstanding the foregoing, the Debentures will be subject to redemption, in whole or in part, at any time, to the extent necessary for the Company to continue to qualify as a REIT. The Redemption Price for such Debentures redeemed shall equal the Issue Price, plus accrued and unpaid interest and accrued Original Issue Discount to and including the Redemption Date. The Company may exercise such redemption powers solely with respect to Holders who pose a threat to the Company's REIT status and only to the extent deemed necessary or advisable by the Board of Directors to preserve such status.

        In certain circumstances involving the occurrence of a Repurchase Event, the Holder hereof shall have the right to require the Company to repurchase this Debenture at the Issue Price, plus accrued interest and accrued Original Issue Discount to and including the Repurchase Date, but interest installments whose Stated Maturity is on or prior to such Repurchase Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        In the event of redemption, repurchase or conversion of this Debenture in part only, a new Debenture or Debentures for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that to the extent and in the manner set forth in the Indenture, the indebtedness represented by the Debentures and the payment of principal of and premium, if any, and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

        If an Event of Default with respect to the Debentures shall occur and be continuing, the Debentures may be declared due and payable in an amount of principal of the Debentures equal to the Issue Price plus accrued Original Issue Discount to the date of such declaration in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium, if any, and interest in the manner provided for in the Indenture (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium, if any, and interest on the Debentures shall terminate.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in the principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Debentures at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        Subject to the rights of holders of Senior Debt, as set forth in the Indenture, no other reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time, place and rate, and in the coin or currency, herein prescribed or to convert this Debenture as provided in the Indenture.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Security Registrar shall not be required to register the transfer of any Debentures if such transfer, in the good faith opinion of the Board of Directors, (i) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under Section 856 through 859 of the Code or (ii) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code.

        The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

             THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN
          ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT
                  REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Company will furnish to any Debentureholder upon written request and without charge a copy of the Indenture. Requests may be made to: Capstone Capital Corporation, c/o Secretary, 1000 Urban Center Drive, Suite 630, Birmingham, Alabama 35242.

       KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN OR
          DESTROYED, THE COMPANY MAY REQUIRE A BOND OF INDEMNITY AS
          A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                          [FORM OF CONVERSION NOTICE]

To:     CAPSTONE CAPITAL CORPORATION

        The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures, representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:
      ------------------------------

Signature(s)                                  NOTICE:  THE SIGNATURE(S) TO THIS
            ------------------------          ASSIGNMENT MUST CORRESPOND WITH
                                              THE NAME(S) AS WRITTEN UPON THE
                                              THE FACE OF THE CERTIFICATE IN
                                              EVERY PARTICULAR, WITHOUT
                                              ALTERATION OR ENLARGEMENT OR
                                              ANY CHANGE WHATSOEVER.


Signature Guarantee:
                    ----------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM), PURSUANT TO S.E.C. 17Ad-15.

Fill in for registration
of shares of Common Stock
and Debentures if to be
issued otherwise than to
the registered holder:



-----------------------------------
Name


-----------------------------------
Address


-----------------------------------
(please print name and address,
 including zip code number)


                                         Principal Amount to be
                                         converted (in an integral
                                         multiple of $1,000, if
                                         less than all):
                                                 $


                                         --------------------------------------
                                         Social Security Or Other Taxpayer
                                         Identification Number Of Owner:

                              [FORM OF ASSIGNMENT]

If you the holder want to assign this Debenture, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Debenture to

_____________________________________________________________________________

(Insert assignee's social security or tax ID number)_________________________

_____________________________________________________________________________

_____________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

_____________________________________________________________________________

agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________________________

Date:_________________________ Your signature:_______________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.



Signature Guarantee:_________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                     [OPTION OF HOLDER TO ELECT PURCHASE]


        If you wish to have this Debenture purchased by the Company pursuant to
Section 701 of the First Supplemental Indenture dated as of March 14, 1997,
check the box:  [    ]

        If you wish to have a portion of this Debenture (which is $1,000 or an integral multiple thereof) purchased by the Company pursuant to Section 701 of the First Supplemental Indenture dated as of March 14, 1997, state the amount you wish to have purchased:


                                 $____________________

Date:  ___________________        Your Signature(s):__________________________
                                           NOTICE:  THE SIGNATURE(S) TO THIS
                                           ASSIGNMENT MUST CORRESPOND WITH THE
                                           NAME(S) AS WRITTEN UPON THE FACE OF
                                           THE CERTIFICATE IN EVERY PARTICULAR,
                                           WITHOUT ALTERATION OR ENLARGEMENT OR
                                           ANY CHANGE WHATSOEVER.

                                           Tax Identification No.: ___________

Signature Guarantee:  ____________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SECTION 304.    GLOBAL DEBENTURES.

        Debentures may be issued in the form of Global Securities. Every Debenture authenticated and delivered hereunder as a Global Security shall, in addition to any other legends required by the Depositary, bear a legend in substantially the following form:

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR
A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        Owners of beneficial interests in Debentures represented by a Global Security shall be entitled to receive physical delivery of Debentures in definitive form only under the circumstances set forth in Section 305 of the Base Indenture and as set forth in the next sentence. An owner of a beneficial interest in Debentures represented by a Global Security may, on terms acceptable to the Company and the Depositary, receive Debentures in definitive form in exchange for such beneficial interest. In any such instance, the owner of such benefical interest will be entitled to physical delivery in definitive form of Debentures represented by the Global Security equal in principal amount to such beneficial interest and to have such Debentures registered in its name.

SECTION 305.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

        The Trustee's certificate of authentication shall be in substantially the following form:

        This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                                     AMSOUTH BANK OF ALABAMA,
                                                      As Trustee



                                           By__________________________________
                                             Authorized Signatory

                                 ARTICLE FOUR

                    RESTRICTIONS ON OWNERSHIP AND TRANSFER

SECTION 401.     OWNERSHIP AND TRANSFER RESTRICTIONS.

        (a) To protect the Company's status as a REIT, a Person may not own or convert any Debenture if such ownership or conversion, in the good faith opinion of the Board of Directors, (i) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT or (ii) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversation of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder.

        (b) The Security Registrar shall not be required to register the transfer of any Debentures if such transfer, in the good faith opinion of the Board of Directors, (i) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under Section 856 through 859 of the Code or (ii) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. The Company shall advise the Security Registrar in writing promptly of any determination by the Board of Directors not to permit a transfer of any Debenture pursuant to the immediately preceding sentence, identifying such Debenture by Holder and any other appropriate method, and shall instruct the Security Registrar not to register the transfer of such Debenture. The Security Registrar shall not be liable to the Company, Holders of Debentures or any other Persons for transfers of such Debentures effected prior to its receipt of such written instructions from the Company and the Company shall indemnify the Security Registrar for all claims, costs and expenses incurred by it in connection with refusing to transfer Debentures as instructed by the Company.

                The ownership and transfer of Debentures and the conversion thereof shall also be subject to such additional restrictions as may be provided for in the Articles of Incorporation and Bylaws of the Company.

                                 ARTICLE FIVE

                           CONVERSION OF DEBENTURES

SECTION 501.     CONVERSION PRIVILEGE AND CONVERSION RATE.

        Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which equals $1,000 or any integral multiple thereof may be converted at any time at or prior to March 14, 2002, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on March 14, 2002. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the business day preceding the applicable Redemption Date, unless the Company defaults in making the payment due upon redemption.

        The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 39.4754 shares of Common Stock for each $1,000 principal amount of Debentures. The Conversion Rate shall be adjusted in certain instances as provided in paragraphs
(a), (b), (c), (d), (e) and (h) of Section 504.

SECTION 502.     EXERCISE OF CONVERSION PRIVILEGE.

        In order to exercise the conversion privilege, the Holder of any Debenture shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to Section 201 hereof, accompanied by written notice to the Company in the form provided in the Debenture (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debentures surrendered for conversion during the period from the opening of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall (except in the case of Debentures or portions thereof which have been called for redemption) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence and subject to the last paragraph of Section 201 hereof, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

        Upon conversion of a Debenture, a holder will not receive any cash payment representing accrued Original Issue Discount. The Company's delivery to the holder of the number of shares of Common Stock into which such Debenture is converted (together with a cash payment, if any, in lieu of any fractional share) will satisfy the Company's obligation to pay the principal amount at maturity of such Debenture as well as the accrued Original Issue Discount attributable to the period from the issue date to the conversion date. Thus, the accrued Original Issue Discount will be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Conversion Rate will not be adjusted at any time during the term of such Debenture for accrued Original Issue Discount.

        Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes of the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 503.

        In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

SECTION 503.     FRACTIONS OF SHARES.

        No fractional share of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereafter defined), on the Trading Day immediately preceding such day).

SECTION 504.     ADJUSTMENT OF CONVERSION RATE.

        (a) In case the Company shall pay or make a dividend or other distribution on the Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (b) Subject to paragraph (f) of this Section, in case the Company shall pay or make a dividend or other distribution on the Common Stock consisting exclusively of, or shall otherwise issue to all holders of the Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (g) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

        (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

        (d) Subject to the last sentence of this paragraph (d) and to paragraph (f) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any (i) rights or warrants referred to in paragraph (b) of this Section, (ii) dividend or distribution paid exclusively in cash and (iii) dividend or distribution referred to in paragraph (a) of this Section), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (g) of this Section) on such date and the denominator shall be such Current Market Price less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (g) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any Conversion Rate increase required by this paragraph (d)) immediately followed by (y) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further Conversion Rate increase required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Rate increase required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

        (e) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no Conversion Rate adjustment pursuant to this paragraph (e) has been made previously, exceeds the greater of (A) 12.5% of the product of the Current Market Price (determined as provided in paragraph (g) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time or (B) the Company's retained earnings as of the Expiration Time, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the product of (X) the Current Market Price (determined as provided in paragraph (g) of this Section) immediately prior to the Expiration Time times (Y) the number of shares of Common Stock outstanding at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares") and the denominator shall be the product of (A) such Current Market Price times such number of outstanding shares (including any tendered shares at the Expiration
Time) minus (B) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (e) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph
(e) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

        (f) Rights or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable until the occurrence of a specified event or events ("Trigger Event") and (iii) are also issued in respect of future issuances of Common Stock, shall for purposes of this Section 504 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture are subject to subsequent events, upon the occurence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this
Section 504 was made, (1) in the case of any such rights or warrant which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

        Notwithstanding any other provision of this Section 504 to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 504 if the Company makes proper provision so that each holder of Debentures who converts a Debenture (or any portion thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such holder would have been entitled to receive if such holder had, immediately prior to such determination date, converted such Debenture into Common Stock.

        (g) For the purpose of any computation under this paragraph and paragraphs (b) and (d) of this Section, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to paragraph (a), (b), (c), (d) or (e) above occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such

Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to paragraph (a), (b), (c), (d) or (e) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph
(d) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (e) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to paragraph (a), (b),
(c), (d) or (e) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market and the term "'ex' date," (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

        (h) The Company may, but shall not be obligated to, make such increases in the Conversion Rate, in addition to those required by paragraphs
(a), (b), (c), (d) and (e) of this Section, as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

        (i) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (i)) would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

        (j) Notwithstanding any other provision of this Section 504, no adjustment to the Conversion Rate shall result in shares of Common Stock being issued upon conversion at an effective price below the then par value per share of the Common Stock, and any such purported adjustment shall instead increase the Conversion Rate to such number resulting in the issuance of shares of Common Stock at an effective price equal to par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

SECTION 505.     NOTICE OF ADJUSTMENTS OF CONVERSION RATE.

                 Whenever the Conversion Rate is adjusted as herein provided:

                 (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 504 hereof and shall prepare an Officers' Certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 201 hereof; and

                 (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Debenture Register.

SECTION 506.     NOTICE OF CERTAIN CORPORATE ACTION.

                 (a)      In case:

                          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash; or

                          (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or options for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

                          (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                          (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained pursuant to Section 201 hereof, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in clause (i), (ii) or (iii) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 506(a).

        (b) In case the Company or any Affiliate of the Company shall propose to engage in a "Rule 13e-3 Transaction" (as defined in the Commission's Rule 13e-3 under the Exchange Act) the Company shall, no later than the date on which any information with respect to such Rule 13e-3 Transaction is first required to be given to the Commission or any other person pursuant to such Rule 13e-3, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a copy of all information required to be given to the Commission or such other person pursuant to such Rule 13e-3. The information required to be given under this paragraph shall be in addition to and not in lieu of any other information required to be given by the Company pursuant to this Section 506 or any other provision of the Debentures or the Indenture.

SECTION 507.     COMPANY TO RESERVE COMMON STOCK.

        The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures. Shares of Common Stock issuable upon conversion of outstanding Debentures shall be issued out of the Common Stock held in Treasury to the extent available.

SECTION 508.     TAXES ON CONVERSIONS.

        The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 509.     COVENANT AS TO COMMON STOCK.

                 The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 508 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 510.     CANCELLATION OF CONVERTED DEBENTURES.

                 All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Base Indenture.

SECTION 511. PROVISIONS IN CASE OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS.

                 In case of any capital reorganization or reclassification of the capital stock of the Company (other than solely a change in par value, or from par value to no par value) or any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or preferred shares of beneficial interest of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 501, to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such reorganization, recapitalization, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such reorganization, consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by others than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Company shall not effect any consolidation, merger, sale or transfer unless, prior to or simultaneously with the consummation thereof the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Person assumes the obligation to deliver to the Holder of each Debenture such securities, cash and other property as such Holder may be entitled to in accordance with the provisions of this Section 511. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Trustee shall not be under any responsibility to determine the correctness of any provision contained in such supplemental indenture relating to either the kind or amount of shares of stock or securities or cash or property receivable by Holders upon the conversion of their Debentures after any such consolidation, merger, sale or transfer. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

SECTION 512.     RESPONSIBILITY OF TRUSTEE AND CONVERSION AGENT.

                 Neither the Trustee nor any agent appointed to effect conversions shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any such conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock or of any securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any such conversion agent makes any representation with respect thereto. Neither the Trustee nor any such conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or to make any cash payment upon the delivery of any Debenture for the purpose of conversion or to comply with any of the covenants contained in this Article.

SECTION 513.     REFUSAL TO CONVERT DEBENTURES TO PROTECT REIT STATUS.

                 Notwithstanding anything herein to the contrary, neither the Company, any conversion agent nor the Security Registrar shall be required to take any steps to effect the conversion of any Debenture or Debentures if such conversion, in the good faith opinion of the Board of Directors, (a) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT or (b) would result in a single Person owning more than 9.8% of the Company's outstanding stock within the meaning of the Code. For the purpose of the preceding sentence, a Person shall be considered to own shares of Company stock which are owned directly by such Person (held of record by such Person or such Person's nominee or nominees) and shares of Company stock which are owned indirectly by such Person (including shares of Common Stock issuable upon conversion of the Debentures) pursuant to Sections 542, 544 and 856 of the Code and the regulations promulgated thereunder.

Any attempted conversion of a Debenture or Debentures by a Holder in violation of the limits set forth above shall be null and void ab initio as to such Holder and such Holder shall not acquire any rights or economic interest in the Common Stock issuable upon such conversion. The Company shall advise the Security Registrar and any conversion agent in writing promptly of any such determination by the Board of Directors with respect to any Debentures, identifying such Debenture by Holder and other appropriate method, and shall instruct the Security Registrar and any conversion agent not to register the transfer of such Debenture. The Security Registrar and any conversion agent shall not be liable to the Company, Holders of Debentures or any other Persons for conversions of such Debentures effected prior to its receipt of such written instructions from the Company and the Company shall indemnify the Security Registrar and any conversion agent of all claims, costs and expenses incurred by it in connection with refusing to convert Debentures as instructed by the Company.


                                 ARTICLE SIX

                          REDEMPTION OF DEBENTURES

SECTION 601.     RIGHT OF REDEMPTION.

            The Debentures may be redeemed at the election of the Company, in whole or from time to time in part, at any time on or after March 16, 2000, at the Redemption Prices specified in the form of Debenture set forth in Article Three, together with accrued and unpaid interest to and including the Redemption Date.

            Notwithstanding the foregoing paragraph, the Debentures will be subject to redemption, in whole or in part, at any time, to the extent necessary for the Company to continue to qualify as a REIT. The Redemption Price for such Debentures redeemed shall equal the Issue Price, plus accrued and unpaid interest and accrued Original Issue Discount to and including the Redemption Date. The Company may exercise such redemption powers solely with respect to Holders who pose a threat to the Company's REIT status and only to the extent deemed necessary or advisable by the Board of Directors to preserve such status.

SECTION 602.     APPLICABILITY OF ARTICLE.

                 Redemption of Debentures at the election of the Company as permitted by any provision of the Indenture shall be made in accordance with such provision and this Article.

SECTION 603.     ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                 The election of the Company to redeem any Debentures pursuant to Section 601 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed. In case of any redemption at the election of the Company of all of the Debentures, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date.

SECTION 604.     SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED.

                 If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by lot or pro rata or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000.

                 If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Debenture is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debenture.

                 The Trustee shall promptly notify the Company and each Security Registrar in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

SECTION 605.     NOTICE OF REDEMPTION.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to the Trustee and to each Holder of Debentures to be redeemed, at his address appearing in the Security Register.

                 All notices of redemption shall state:

                 (a)      the Redemption Date,

                 (b)      the Redemption Price,

                 (c) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed,

                 (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that (unless the Company shall default in payment of the Redemption Price) interest thereon will cease to accrue on and after said date,

                 (e) the Conversion Rate, the date on which the right to convert the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion, and

                 (f) the place or places where such Debentures are to be surrendered for payment of the Redemption
         Price.

                 Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request received by the Trustee at least 40 days prior to the Redemption Date, by the Trustee in the name and at the expense of the Company.

SECTION 606.     DEPOSIT OF REDEMPTION PRICE.

                 At or prior to 9:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures or portions thereof which are to be redeemed on that date other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit.

                 If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 201 hereof) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

      SECTION 607.     DEBENTURES PAYABLE ON REDEMPTION DATE.

        Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 of the Base Indenture and the last paragraph of Section 201 hereof.

        If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, such Debenture shall, until paid, bear interest to the extent permitted by applicable law from the Redemption Date at the Yield to Maturity.

SECTION 608.     DEBENTURES REDEEMED IN PART.

        Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company maintained for that purpose pursuant to
Section 1002 of the Base Indenture (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.


                                ARTICLE SEVEN

                         RIGHT TO REQUIRE REPURCHASE

SECTION 701.     RIGHT TO REQUIRE REPURCHASE.

        In the event that there shall occur a Repurchase Event (as defined in Section 706 hereof), then each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of Article Nine hereof, purchase, all or any part of such Holder's Debentures no later than the date (the "Repurchase Date") that is 45 days after the date the Company gives notice of the Repurchase Event as contemplated in Section

702(a) hereof at a price (the "repurchase Price") equal to the Issue Price, together with accured and unpaid interest and accrued Original Issue Discount to and including the Repurchase Date.

SECTION 702.    NOTICE; METHOD OF EXERCISING REPURCHASE RIGHT.

                (a) On or beofre the 30trh day after the occurence of a Repurchase Event, the Company, or at the request of the Company received by the Trustee at least 60 days prior to the Repurchase Date, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to the Trustee and to each Holder of the Debentures at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                 Each notice of a repurchase right shall state:

                 (1) the event constituting the Repurchase Event and the date thereof,

                 (2)      the Repurchase Date,

                 (3) the date by which the repurchase right must be exercised,

                 (4)      the Repurchase Price, and

                 (5) the instructions a Holder must follow to exercise a repurchase right.

                 No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Repurchase Event.

                 (b) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debenture or Debentures (or portion of a Debenture) to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debenture or Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. If the Repurchase Date falls between any Regular Record Date and the next succeeding Interest Payment Date, Debentures to be repurchased must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date.

                          In the event a repurchase right shall be exercised
in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Debenture or Debentures as to which the repurchase right had been exercised. In the event that a repurchase right is exercised with respect to less than the entire principal amount of a surrendered Debenture, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate for issuance in the name of the Holder a new Debenture or Debentures in the aggregate principal amount of the unrepurchased portion of such surrendered security.

SECTION 703.     DEPOSIT OF REPURCHASE PRICE.

                 On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Base Indenture) an amount of money in same day funds sufficient to pay the Repurchase Price of the Debentures which are to be repaid on the Repurchase Date.

SECTION 704.     DEBENTURES NOT REPURCHASED ON REPURCHASE DATE.

                 If any Debenture surrendered for repurchase shall not be so paid on the Repurchase Date, such Debenture shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Yield to Maturity.

SECTION 705.     DEBENTURES REPURCHASED IN PART.

                 Any Debenture which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 of the Base Indenture (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

SECTION 706.     CERTAIN DEFINITIONS.

                 For purposes of this Article:

         (a) "Repurchase Event" means a Change of Control occurring on or after the date of this Supplemental Indenture and on or prior to March 14, 2002 and giving rise to the right under this Article Seven on the part of each Holder of a Debenture to require, at the Holder's option, the Company to repurchase such Holder's Debentures, unless: (i) the Current Market Price (as defined in Section 504(g) hereof) per share of the Common Stock is at least equal to 105% of the Accreted Value of $1,000 principal amount of Debentures divided by the Conversion Rate then in effect immediately preceding the time of such Change of Control; (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change of Control to the holders of Common Stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction the Debentures become convertible solely into such common stock; or (iii) all of the consideration in the transaction giving rise to such Change of Control to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Price (as defined in Section 504(g) hereof) of such securities during the ten consecutive Trading Days (as defined in Section 504(g) hereof) per share commencing with the sixth Trading Day following consummation of such transaction) is at least 105% of the Accreted Value of the Debentures divided by the Conversion Rate in effect on the date immediately preceding the closing date of such transaction.

         (b) "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) in one or a series of transactions or (ii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) becoming the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power entitled to vote in the election of directors of the Company.


                                ARTICLE EIGHT

                                  REMEDIES

SECTION 801.     EVENTS OF DEFAULT.

                 "Event of Default," wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Nine hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of all or any part of the principal of or premium, if any, on any Debenture when and as the same becomes due and payable at Stated Maturity, upon redemption, repurchase at the option of the Holder, acceleration, or otherwise, whether or not such payment is prohibited by the provisions of Article Nine hereof; or

         (2) default in the payment of any interest upon any Debenture when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article Nine, and continuance such default for a period of 30 days; or

         (3) failure to provide timely notice of a Repurchase Event as required in accordance with the provisions of Article Seven hereof; or

         (4) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Securities other than the Debentures), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (5) (a) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Subsidiary (including a default with respect to Securities of any series other than the Debentures) having an aggregate principal amount outstanding of at least $5,000,000, or under any mortgage, indenture or instrument (including, without limitation, the Indenture) under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary having an aggregate principal amount outstanding of at least $5,000,000, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or
(b) a failure to pay Indebtedness in the outstanding principal amount of at least $5,000,000 at its stated maturity after demand therefor; provided, that in each case of (a) and (b) above within a period of 10 days after the Trustee or the Holders, as applicable, have received written notice of such event from the Company or, in the case of the Holders, from the Trustee, there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures a written notice specifying such default and (x) requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, or (y) requiring the Company to pay the Indebtedness which the Company failed to pay at maturity after demand therefor and in each case stating that such notice is a "Notice of Default" hereunder; or

         (6) the entry by a court or courts of competent jurisdiction of a final judgment or final judgments for the payment of money against the Company or any Subsidiary which remain undischarged for a period (during which execution shall not be effectively stayed, the posting of any required bond not being deemed an execution for purposes hereof) of 30 days after all rights to appeal have been exhausted, provided that the aggregate amount of all such judgments exceeds $5,000,000; or

         (7)     the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of the Company's or any Subsidiary's affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (8) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary, or the filing by the Company or any Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of their respective property, or the making by the Company or any Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

SECTION 802.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 801(7) or 801(8)) with respect to the Debentures occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the portion of principal equal to the Issue Price plus accrued Original Issue Discount to the date of such declaration to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 801(7) or 801(8) with respect to the Debentures occurs, the portion of principal equal to the Issue Price plus accrued Original Issue Discount to the date of such Event of Default shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (A)      all overdue interest on all Debentures,

                 (B) the principal of and premium, if any, on any Debentures which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Debentures,

                 (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the Yield to Maturity, and

                 (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default with respect to the Debentures, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 803.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE

The Company covenants that if

                 (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of all or any portion of the principal of or premium, if any, on any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the Yield to Maturity, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.

SECTION 804.     TRUSTEE MAY FILE PROOFS OF CLAIM.

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607 of the Base Indenture.

        No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

SECTION 805.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

        All rights of action and claims under the Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

SECTION 806.     APPLICATION OF MONEY COLLECTED.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the payment of all amounts due the Trustee under
           Section 607 of the Base Indenture;

                 SECOND: Subject to Article Nine hereof, to the payment of the amounts then due and unpaid for principal of and any premium, if any, and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and any premium and interest, respectively; and

                 THIRD:   To the Company, the remainder, if any.

SECTION 807.     LIMITATION ON SUITS.

        No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures;

                (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

                (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 808. UNCONDITIONAL RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT.

        Notwithstanding any other provision in the Indenture, but subject to Article Nine hereof, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307 of the Base Indenture and the last paragraph of Section 201 hereof) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date), to convert such Debenture in accordance with Article Five hereof and to institute suit for the enforcement of any such payment or such right of conversion, and such rights shall not be impaired without the consent of such Holder.

SECTION 809.     RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 810.     RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 306 of the Base Indenture, no right or remedy in the Indenture conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 811.     DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any Holder of any Debentures to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 812.     CONTROL BY HOLDERS.

        The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures, provided that

                (1) such direction shall not be in conflict with any rule of law or with the Indenture, and

                (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 813.     WAIVER OF PAST DEFAULTS.

        The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder with respect to the Debentures and its consequences, except a default

                (1) in the payment of the principal of or premium, if any, or interest on any Debenture, or

                (2) in respect of a covenant or provision of the Indenture which under Article Nine of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        References in Section 902 of the Base Indenture to Section 513 thereof shall be deemed to refer to this Section 813 for purposes of the Debentures.

SECTION 814.     UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. The provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by the Company, to any suit instituted by any Holder, or group of Holders of an aggregate more than 10 percent in principal amount of the Debentures then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Debenture, on or after the respective due dates expressed in such Debenture (including, in the case of redemption, on or after the Redemption Date and in the case of repurchase, on or after the Repurchase Date).

SECTION 815.     WAIVER OF USURY, STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE NINE

                         SUBORDINATION OF DEBENTURES

SECTION 901.     DEBENTURES SUBORDINATE TO SENIOR DEBT.

        The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Debentures and the payment of the principal of and premium, if any, and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior
Debt.


SECTION 902.     PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of the Debentures are entitled to receive any payment on account of principal of, premium, if any, or interest on the Debentures, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures, which may be payable or deliverable in respect of the Debentures in any such case, proceeding, dissolution, liquidation or other winding up event.

        In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Debentures, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the trustee or the Holder of any Debenture received for purposes of this Section.

        For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight of the Base Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liability of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight of the Base Indenture.

SECTION 903.     PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF DEBENTURES.

        In the event that any Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) by the Company on account of the principal of, premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

        In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

        The provisions of this Section shall not apply to any payment with respect to which Section 902 hereof would be applicable.

SECTION 904.     NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.

        In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Debt beyond any applicable grace period with respect thereto (a "Senior Payment Default") then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures) shall be made by the Company on account of principal of, or premium, if any, or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

        During the continuance of any non-payment default or event of default with respect to Senior Debt in an aggregate principal amount of at least $10 million pursuant to which the maturity thereof is or may be accelerated, or in the event any judicial proceeding shall be pending with respect to any such default, then, upon receipt by the Trustee of notice thereof from the holders of such Senior Debt (a "Senior Non-Payment Default"), unless and until (i) such default or event of default shall have been cured or waived or shall have ceased to exist, or (ii) a Default under either Section 801(7) or Section 801(8) hereof involving the Company or any Subsidiary of the Company shall have occurred and be continuing, or (iii) such Senior Debt shall have been paid in full (each of clause (i), (ii) and (iii) being a "Blockage Termination Event"), no payment or distribution will be made by or on behalf of the Company on account of or with respect to the Debentures (except for those funds held in trust for the benefit of the Holders of any Debentures to such Holders) during a period (a "Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

        In addition to the restrictions on payment set forth in the two immediately preceding paragraphs, so long as no Blockage Termination Event shall have occurred, upon the occurrence of either a Senior Payment Default or a Senior Non-Payment Default, neither the Trustee nor any Holder of the Debentures may take any action to accelerate the maturity of the Debentures during any Blockage Period (with respect to a Senior Payment Default, the Blockage Period shall be deemed to commence on the date which is the first date payment should have been made).

        Notwithstanding anything herein to the contrary, (i) in no event will a Blockage Period extend beyond the 179 days from the date the payment on the Debentures was due and (ii) there must be 180 days in any 365 day period during which no Blockage Period is in effect. Not more than one Blockage Period may be commenced with respect to the Debentures during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Blockage Period with respect to the Senior Debt initiating such Blockage Period may be, or be made, the basis for the commencement of any other Blockage Period by the holders of such Senior Debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

        In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

        The provisions of this Section shall not apply to any payment with respect to which Section 902 hereof would be applicable.

SECTION 905.     PAYMENT PERMITTED IN CERTAIN SITUATIONS.

        Nothing contained in this Article or elsewhere in the Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 902 hereof or under the conditions described in Section 903 or 904 hereof, from making payments at any time of principal of, premium, if any, or interest on the Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Debentures or the retention of such payment by the holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 906.     SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

        Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Debentures or the Trustee shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

SECTION 907.     PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

        The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in the Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 908.     TRUSTEE TO EFFECTUATE SUBORDINATION.

        Each Holder of a Debenture by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 909.     NO WAIVER OF SUBORDINATION PROVISIONS.

        No right of any present or future holders of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Debt do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 910.     NOTICE TO TRUSTEE.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist.

        Subject to the provisions of Section 601 of the Base Indenture, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 911.     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

        Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601 of the Base Indenture, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 912.     TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 913. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

        Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Base Indenture.

SECTION 914.     ARTICLE APPLICABLE TO PAYING AGENTS.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 913 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 915.     CERTAIN CONVERSIONS DEEMED PAYMENT.

        For purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article Five hereof shall not be deemed to constitute a payment or distribution on account of the principal of or premium, if any, or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (a) shares of any class of capital stock of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in the Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article Five hereof.


                                 ARTICLE TEN

                                MISCELLANEOUS

SECTION 1001.    SCOPE OF THIS FIRST SUPPLEMENTAL INDENTURE.

        The changes, modifications and supplements to the Indenture effected by this First Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Debentures and shall not apply to any other Securities that may be issued by the Company under the Indenture.

SECTION 1002.    RATIFICATION OF INDENTURE.

        The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 1003.    TRUSTEE NOT RESPONSIBLE FOR RECITALS.

        The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 1004.    GOVERNING LAW.

        This First Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

SECTION 1005.    SEPARABILITY.

        In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 1006.    COUNTERPARTS.

        This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                               CAPSTONE CAPITAL CORPORATION



                                               By:_________________________
                                                  Name:
                                                  Title:


Attest:



By:___________________________________
    Name:
    Title:


                                               AMSOUTH BANK OF ALABAMA,
                                                  as Trustee



                                               By:_________________________
                                                   Name:
                                                   Title:

Attest:



By:___________________________________
    Name:
    Title:

STATE OF ALABAMA          )
                          )  ss.:
COUNTY OF JEFFERSON       )


               On the _____ day of ____________, ____, before me personally came ____________ to me known, who, being by me duly sworn, did depose and say that he is ____________ of ____________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                  ----------------------------


STATE OF ALABAMA          )
                          )  ss.:
COUNTY OF JEFFERSON       )


                 On the _____ day of ____________, ____, before me personally came ____________ to me known, who, being by me duly sworn, did depose and say that he is ____________ of ____________, one of the corporations described in
and     which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.




                                                  ----------------------------

                              TABLE OF CONTENTS

                                                                          Page


                               DEFINITIONS . . . . . . . . . . . . . . . .   2

         SECTION 101.     Definition of Terms . . . . . . . . . . . . . .    2

                                 ARTICLE TWO

                               THE DEBENTURES  . . . . . . . . . . . . . .   4

         SECTION 201.     Title and Terms . . . . . . . . . . . . . . . .    4

                                ARTICLE THREE

                               FORM OF DEBENTURES. . . . . . . . . . . . .   6

         SECTION 301.     Form Generally . . . . . . . . . . . . . . . . .   6
         SECTION 302.     Form of Face of Debenture. . . . . . . . . . . .   6
         SECTION 303.     Form of Reverse of Debenture . . . . . . . . . .   8
         SECTION 304.     Global Debentures . . . . .  . . . . . . . . . .  17
         SECTION 305.     Form of Trustee's Certificate of Authentication.  17

                                ARTICLE FOUR

                               RESTRICTIONS ON OWNERSHIP AND TRANSFER. . .  18

         SECTION 401.     Ownership and Transfer Restrictions. . . . . . .  18

                                ARTICLE FIVE

                               CONVERSION OF DEBENTURES. . . . . . . . . .  19

         SECTION 501.     Conversion Privilege and Conversion Rate . . . .  19
         SECTION 502.     Exercise of Conversion Privilege . . . . . . . .  19
         SECTION 503.     Fractions of Shares. . . . . . . . . . . . . . .  20
         SECTION 504.     Adjustment of Conversion Rate. . . . . . . . . .  21
         SECTION 505.     Notice of Adjustments of Conversion Rate . . . .  26
         SECTION 506.     Notice of Certain Corporate Action . . . . . . .  27
         SECTION 507.     Company to Reserve Common Stock. . . . . . . . .  28
         SECTION 508.     Taxes on Conversions . . . . . . . . . . . . . .  28
         SECTION 509.     Covenant as to Common Stock. . . . . . . . . . .  29


                                                                                                                      Page
                                                                                                                      ----
         SECTION 510.     Cancellation of Converted Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 511.     Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets . . . . . .  29
         SECTION 512.     Responsibility of Trustee and Conversion Agent  . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 513.     Refusal to Convert Debentures to Protect REIT Status  . . . . . . . . . . . . . . . . . . .  30

                                                       ARTICLE SIX

                                                 REDEMPTION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . .  31

         SECTION 601.     Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 602.     Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 603.     Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 604.     Selection by Trustee of Debentures to be Redeemed . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 605.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 606.     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 607.     Debentures Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 608.     Debentures Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                      ARTICLE SEVEN

                                               RIGHT TO REQUIRE REPURCHASE  . . . . . . . . . . . . . . . . . . . . .  34

         SECTION 701.     Right to Require Repurchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 702.     Notice; Method of Exercising Repurchase Right . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 703.     Deposit of Repurchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 704.     Debentures Not Repurchased on Repurchase Date . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 705.     Debentures Repurchased in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 706.     Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                      ARTICLE EIGHT

                                                         REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .  37

         SECTION 801.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 802.     Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . .  40
         SECTION 803.     Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . .  41
         SECTION 804.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                                                                                      Page
                                                                                                                      ----
         SECTION 805.     Trustee May Enforce Claims Without Possession of Debentures . . . . . . . . . . . . . . . .  42
         SECTION 806.     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 807.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 808.     Unconditional Rights of Holders to Receive Principal, Premium and Interest and to
                          Convert . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 809.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 810.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 811.     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 812.     Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 813.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 814.     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 815.     Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE NINE

                                               SUBORDINATION OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . .  46

         SECTION 901.     Debentures Subordinate to Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 902.     Payment Over of Proceeds Upon Dissolution, Etc. . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 903.     Prior Payment to Senior Debt Upon Acceleration of Debentures  . . . . . . . . . . . . . . .  47
         SECTION 904.     No Payment When Senior Debt in Default  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 905.     Payment Permitted in Certain Situations . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 906.     Subrogation to Rights of Holders of Senior Debt . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 907.     Provisions Solely to Define Relative Rights . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 908.     Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 909.     No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 910.     Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 911.     Reliance on Judicial Order or Certificate of Liquidating Agent  . . . . . . . . . . . . . .  51
         SECTION 912.     Trustee Not Fiduciary for Holders of Senior Debt  . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 913.     Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights  . . . . . . .  52
         SECTION 914.     Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 915.     Certain Conversions Deemed Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                       ARTICLE TEN

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  53

         SECTION 1001.    Scope of this First Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 1002.    Ratification of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                                                                                      Page
                                                                                                                      ----
         SECTION 1003.    Trustee Not Responsible for Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 1004.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 1005.    Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 1006.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54